Exhibit 2.2

              CONVERTIBLE PROMISSORY NOTE LOANS PURCHASE AGREEMENT

THIS CONVERTIBLE PROMISSORY NOTE LOANS PURCHASE AGREEMENT, made and entered into this 25th day of September, 2002 in Helsinki, Finland, by and among

1. Parties

The Finnish National Fund for Research and Development ("Suomen Itsenaisyyden Juhlarahasto" in Finnish), a legal entity incorporated and existing under the laws of Finland with registered corporation identification number 0202132-3, having its registered domicile in Helsinki, Itamerentori 2, 00180 Helsinki. Finland;

Savon Teknia Oy, a corporation organized and existing under the laws of Finland with registered corporation identification number 0732765-5. having its registered domicile in Kuopio, Savilahdentie 6, 70211 Kuopio, Finland;

Savon Kasvurahasto I Ky, a corporation organized and existing under the laws of Finland with registered corporation identification number 1447848-6, having its registered domicile in Kuopio, Savilahdentie 6, 70211 Kuopio, Finland

(hereinafter the "Sellers")

and

NanobacLabs LLC, a Florida. USA limited liability corporation, having its registered office at 2727 W. MLK Blvd, Tampa Medical Tower, Eight Floor, Tampa, Florida 33607, USA, hereinafter referred to as the "Buyer".


2. Sale and Purchase of the Loans

The Sellers hereby agree to sell to the Buyer, and the Buyer hereby agrees to purchase from the Sellers below mentioned Convertible Promissory Note Loans (hereinafter the "Loans"):

Sitra

     -    Loan numbers: 146205, 146208, 146209 and 146210
     -    the Debtor: Nanobac Oy
     -    Loan amounts: 82,420.49(euro), 82,420.49(euro), 92.503.36(euro)and
          75,587,92(euro)plus accrued interest of 28,000(euro).


Savon Teknia Oy

     -    Loan numbers: 1/1999. 1/1999, 1/2000 and 001-00032
     -    the Debtor: Nanobac Oy
     -    Loan amounts: 40.373.51(euro), 42,046.98(euro), 46,251.68(euro)and
          37,793.96(euro)plus accrued interest of 15,000(euro)

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Savon Kasvurahasto I Ky

     -    Loan numbers: 1/1999. 1/1999 and 1/2000
     -    the Debtor: Nanobac Oy
     - Loan amounts: 40.373.51. 42,046.98 and 46,251.68 plus accrued interest of 17,000(euro)

3. Purchase Price and Payment Terms


3.1 The Purchase Price for the Loans shall amount to 686,000(euro)(including accrued

     Interest of 60,000 (euro)). A fixed interest of 7,5 % shall be paid for the Purchase Price from the 1st of October 2002 for the outstanding debt until the whole Purchase Price has been paid.

     The payment shall be made in four instalments and shall be released for the requisition of the Sellers as follows:

     176,000(euro)on the 18th  of December 2002
     170.000(euro)on the 17th of March 2003
     170.000(euro)on the 16th of June 2003
     170.000(euro)on the 15th of September 2003

4. Transfer of title

     The full and unrestricted ownership and title to the Loans shall pass from the Sellers to the Buyer when the Purchase Price has been paid in a binding manner acceptable for the Sellers.

5. Other terms and conditions

5.1 Each Seller warrants that (1) all corporate actions necessary for the lawful and valid sale of the Loans have been duly taken by each Seller and
     (2) each Seller has the authority and the right to sign and execute this Convertible Promissory Note Loans Purchase Agreement.

5.2 The Buyer hereby acknowledges that the Loans are sold without any liability of the Sellers relating to the Company.

5.3 The Buyer warrants that 1) it is a limited liability corporation organized and validly existing in good standing under the laws of the State of Florida, with all requisite statutory power and authority to own, lease and operate its properties and to conduct its business as now being conducted,
     2) all requisite action on the part of the Buyer necessary for the authorization, execution, delivery and performance of this Agreement has been taken, and 3) this Agreement constitutes legal, valid and binding obligations of the Buyer.

5.4 The Buyer has had full access to all information it considers necessary or appropriate to make a purchase decision with respect to the Loans to be purchased by the Buyer under this Agreement.

5.5 The Sellers shall add to the Loans an endorsement that grants to the Buyer all the rights and liabilities related to the Loans.

5.6 This Agreement shall be governed by and construed in accordance with the laws of Finland.

5.7 Any dispute arising out of or relating to this Agreement shall be settled by arbitration in Helsinki in accordance with the Rules of Arbitration of Central Chamber of Commerce by one arbitrator appointed in accordance with such rules.

This Agreement has been executed in four (4) identical counterparts, one (1) for each of the Parties by their duly authorized representatives.


FINNISH NATIONAL FUND FOR RESEARCH AND DEVELOPMENT SITRA

            /s/ Pekka Ahlstrom
            ----------------------
            Pekka Ahlstrom
            by proxy


            SAVON TEKNIA OY

            /s/ Matti Lappalainen
            -------------------------
            Matti Lappalainen
            by proxy


            SAVON KASVURAHASTO I KY

            /s/ Matti Lappalainen
            -------------------------
            Matti Lappalainen
            by proxy


            NANOBACLABS, L.L.C.

            /s/ Seth Slocum, Jr.
            -----------------------
            Seth Slocum Jr.
            President